Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-177138) of our report dated April 30, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Alon Holding Blue Square – Israel Ltd’s Annual Report on Form 20-F for the year ended December 31, 2011. We also consent to reference to us under the heading "Experts" in such Registration Statement.

Haifa, Israel	/s/ Kesselman & Kesselman
May 31, 2012	Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited